Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement Nos.
33-39646, 33-39648, 33-88470, 33-88472, 333-18869, 333-70561, 33-76264 of
Parlex Corporation on Form S-8 of our report dated September 20, 2002 (September 27, 2002 as to paragraph 6 of Note 8) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill and other intangible assets), appearing in the Annual Report on Form 10-K/A of Parlex Corporation for the year ended June 30, 2002.





/s/ Deloitte & Touche LLP

Boston, Massachusetts
October 10, 2003


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